Exhibit 99.1

SomaLogic Reports Third Quarter 2022 Financial Results

–Third quarter 2022 revenue of $41.7 million, bringing year to date revenue to $78.8 million.
–Core life science revenue of $20.5 million, representing an increase of 2.9% year-over-year and 45.4% compared to the last quarter.
–On track to reduce operational expenses by $75 million through 2023.
–Raising 2022 full year revenue guidance to a range of $93 to $98 million, taking into account the $21.2 million in licensing royalty revenue recognized in the third quarter.
–Cash, cash equivalents, and short-term investments of $566.3 million as of September 30, 2022.
BOULDER, Colo. (November 14, 2022) – SomaLogic (NASDAQ: SLGC), a leader in AI data-driven proteomics technology, today reported financial results for the quarter ended September 30, 2022.

“I’m proud to share a strong third quarter result with over 45% sequential growth in our core life sciences revenue, driven by our expanding customer base and reach into biopharma. We are pleased to have added more than 50 new customers to our platform over the past twelve months,” said Roy Smythe, M.D., SomaLogic’s Chief Executive Officer. “We remain committed to the growth of our core life sciences business and will continue to invest strategically in our global commercial organization to ensure we are well positioned to capitalize on the immense opportunities now and ahead in proteomics. At the same time, we are being judicious with our spend and protecting our strong balance sheet by focusing resources on key life science opportunities that will have the highest impact going forward.”

Recent Strategic Highlights
•Announced Troy Cox, former CEO of Foundation Medicine, appointed to Executive Board Chair role.
•Announced strategic acquisition of Palamedrix, a San Diego based leader in DNA nanotechnology, to develop the next-generation SomaScan® Assay.
•Recognized substantial one-time royalty revenue from SomaLogic technology licensee, New England Biolabs.
Third Quarter 2022 Financial Results
•Revenue for the three months ended September 30, 2022 was $41.7 million, an 108.6% increase from $20.0 million in the corresponding period of 2021. Revenue included $20.5 million in core life sciences revenue and one-time licensing royalties of $21.2 million.
•Gross margin for the three months ended September 30, 2022 was 72.0% compared to 56.1% for the corresponding period of 2021. The increase was primarily driven by the licensing royalty revenue at 100% margin.
•Research and development expenses grew by $3.8 million, and selling, general and administrative expenses grew by $30.6 million in the three-months ended September 30, 2022, compared to the corresponding period of 2021. The increase was primarily due to investments to enable our growth acceleration initiatives.
•Net loss was $32.9 million for the three months ended September 30, 2022, or a loss of $0.18 per share, as compared to a loss of $41.4 million, or $0.30 per share, in the corresponding period of 2021.

•Adjusted EBITDA was a loss of $31.9 million for the three months ended September 30, 2022, compared with an adjusted EBITDA loss of $18.0 million in the corresponding period of 2021.
•Cash, cash equivalents, and short-term investments were $566.3 million as of September 30, 2022.
2022 Financial Guidance
•SomaLogic now expects revenue for the full year 2022 to be in the range of $93 to $98 million.
Webcast and Conference Call Details
SomaLogic will host a conference call at 8:30 a.m. ET on Monday, November 14, 2022 to discuss its third quarter 2022 financial results. Those interested in listening to the conference call should register online using this link. A replay of the webcast will be available at https://investors.somalogic.com/.
About SomaLogic
SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.
Non-GAAP Financial Measures
We present non-GAAP financial measures in order to assist readers of our condensed consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.
Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.
Forward Looking Statements Disclaimer
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contact
Lauren Glaser
lglaser@somalogic.com
Marissa Bych
Gilmartin Group LLC
marissa@gilmartinir.com
Media Contact
Emilia Costales
720-798-5054
ecostales@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited
(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Assay services revenue	$17,574	$17,499	$47,305	$48,308
Product revenue	1,051	75	2,218	730
Collaboration revenue	763	763	2,288	2,288
Other revenue	22,325	1,655	27,026	7,306
Total revenue	41,713	19,992	78,837	58,632
Operating expenses
Cost of assay services revenue	11,264	8,737	29,215	22,548
Cost of product revenue	406	33	1,184	452
Research and development	19,419	15,596	50,855	32,304
Selling, general and administrative	51,236	20,632	118,863	48,274
Total operating expenses	82,325	44,998	200,117	103,578
Loss from operations	(40,612)	(25,006)	(121,280)	(44,946)
Other (expense) income
Interest income and other, net	2,417	55	3,456	126
Interest expense	—	(2)	—	(1,324)
Change in fair value of warrant liabilities	3,371	(8,111)	30,547	(8,111)
Change in fair value of earn-out liability	1,260	(5,662)	26,749	(5,662)
Loss on extinguishment of debt, net	—	(2,693)	—	(4,323)
Total other income (expense)	7,048	(16,413)	60,752	(19,294)
Net loss before income tax benefit	$(33,564)	$(41,419)	$(60,528)	$(64,240)
Income tax benefit	622	—	622	—
Net loss	$(32,942)	$(41,419)	$(59,906)	$(64,240)

Other comprehensive loss
Net unrealized loss on available-for-sale securities	$(13)	$(15)	$(874)	$(7)
Foreign currency translation loss	(14)	(4)	(28)	(3)
Total other comprehensive loss	(27)	(19)	(902)	(10)
Comprehensive loss	$(32,969)	$(41,438)	$(60,808)	$(64,250)

Net loss per share, basic and diluted	$(0.18)	$(0.30)	$(0.33)	$(0.53)
Weighted-average shares used to compute net loss per share, basic and diluted	184,407,874	137,176,228	183,209,213	122,268,443

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$380,374	$439,488
Investments	185,963	218,218
Accounts receivable, net	25,050	17,074
Inventory	18,499	11,213
Deferred costs of services	1,217	462
Prepaid expenses and other current assets	10,157	5,097
Total current assets	621,260	691,552
Non-current inventory	3,810	4,085
Accounts receivable, net of current portion	10,383	—
Property and equipment, net of accumulated depreciation of $17,416 and $15,244 as of September 30, 2022 and December 31, 2021, respectively	19,910	9,557
Other long-term assets	5,716	908
Intangible assets	16,700	—
Goodwill	10,465	—
Total assets	$688,244	$706,102

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$20,295	$15,089
Accrued liabilities	16,324	11,109
Deferred revenue	3,611	3,021
Other current liabilities	2,445	66
Total current liabilities	42,675	29,285
Warrant liabilities	4,635	35,181
Earn-out liability	136	26,885
Deferred revenue, net of current portion	32,015	2,364
Other long-term liabilities	6,113	363
Total liabilities	85,574	94,078
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 187,495,940 and 181,552,241 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	19	18
Additional paid-in capital	1,162,444	1,110,991
Accumulated other comprehensive income (loss)	(974)	(72)
Accumulated deficit	(558,819)	(498,913)
Total stockholders’ equity	602,670	612,024
Total liabilities and stockholders’ equity	$688,244	$706,102

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
GAAP net loss	$(32,942)	$(41,419)	$(59,906)	$(64,240)
Non-GAAP EBITDA adjustments to net income:
Interest income and other, net	(2,417)	(55)	(3,456)	(126)
Interest expense	—	2	—	1,324
Income tax benefit	(622)	—	(622)	—
Depreciation and amortization	1,172	532	2,890	1,909
EBITDA	(34,809)	(40,940)	(61,094)	(61,133)
Other non-GAAP adjustments:
Loss on extinguishment debt, net (1)	—	2,693	—	4,323
Change in fair value of warrant liabilities (2)	(3,371)	8,111	(30,547)	8,111
Change in fair value of earn-out liability (3)	(1,260)	5,662	(26,749)	5,662
One-time non-cash stock-based compensation (4)	—	6,461	—	6,461
Stock compensation expense related to equity award modifications (5)	7,538	—	7,793	700
Adjusted EBITDA	$(31,902)	$(18,013)	$(110,597)	$(35,876)

(1)Represents the $5.2 million loss on extinguishment of debt as a result of the repayment of the Amended and Restated Credit Agreement in April 2021, the $2.7 million loss on extinguishment of debt as a result of the conversion of the Convertible Debt in July 2021, and offset by the $3.6 million gain on extinguishment of debt as a result of the forgiveness of the PPP loan in June 2021.
(2)Represents fair value adjustments to warrant liabilities.
(3) Represents fair value adjustments to earn-out liability.
(4) Represents a one-time non-cash stock-based compensation expense of $6.5 million related to the sale of stock and vested options by an employee to an economic interest holder in excess of fair value.
(5) Represents stock-based compensation expense related to accelerated vesting for terminated executives.